                                                                Exhibit 2.14

                              JOINT SALES AGREEMENT

                                  BY AND AMONG

                          CADENCE DESIGN SYSTEMS, INC.,

                             CADENCE HOLDINGS, INC.,

                                   TALITY, LP

                                       AND

                               TALITY CORPORATION



                                   DATED AS OF

                                 OCTOBER 4, 2000

                                TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----
ARTICLE I  DEFINITIONS...........................................................................................2
         Section 1.1       Booking...............................................................................2
         Section 1.2       Cadence Account Team..................................................................2
         Section 1.3       Client................................................................................2
         Section 1.4       Confidential Information..............................................................2
         Section 1.5       District Manager......................................................................2
         Section 1.6       Joint Target Account..................................................................2
         Section 1.7       Party.................................................................................2
         Section 1.8       Tality Account Team...................................................................3
         Section 1.9       Tality Services.......................................................................3
         Section 1.10      Target Account Manager................................................................3
         Section 1.11      Territory.............................................................................3

ARTICLE II  SCOPE OF REPRESENTATION AND GENERAL MARKETING
         AND SALES SUPPORT OBLIGATIONS...........................................................................3
         Section 2.1       Appointment...........................................................................3
         Section 2.2       Independent Contractors...............................................................3
         Section 2.3       Cadence's Duties......................................................................3
         Section 2.4       Duties of Tality Joint Account Team Members...........................................5
         Section 2.5       Joint Escalation Procedure............................................................6
         Section 2.6       Joint Sales Review....................................................................6
         Section 2.7       Administration of Bookings and Payment of Commission..................................6
         Section 2.8       Costs and Expenses....................................................................6

ARTICLE III  JOINT TARGET ACCOUNT PROGRAM........................................................................7
         Section 3.1       Scope.................................................................................7
         Section 3.2       Identification of Joint Target Accounts...............................................7
         Section 3.3       Performance and Payment...............................................................7
         Section 3.4       Annual Review of Joint Target Account Program.........................................7

ARTICLE IV  GEOGRAPHY CHANNEL PROGRAM............................................................................7
         Section 4.1       Scope.................................................................................8
         Section 4.2       Non-Joint Target Accounts.............................................................8
         Section 4.3       Performance and Payment...............................................................8
         Section 4.4       Annual Review of Geography Channel Program............................................8

ARTICLE V  TERM AND TERMINATION..................................................................................9
         Section 5.1       Initial Term and Renewal..............................................................9
         Section 5.2       Termination for Cause.................................................................9
         Section 5.3       Termination for Insolvency............................................................9
         Section 5.4       Return of Materials...................................................................9

                                       i


                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                               PAGE
                                                                                                               ----
         Section 5.5       Survival of Certain Terms.............................................................9
         Section 5.6       Events of Default.....................................................................9

ARTICLE VI  CONFIDENTIALITY......................................................................................9
         Section 6.1       Master Confidentiality Agreement.....................................................10
         Section 6.2       Client's Confidential Information....................................................10

ARTICLE VII  CONFLICTS OF INTEREST..............................................................................10

ARTICLE VIII  TRADEMARKS........................................................................................10

ARTICLE IX  LIMITATION OF LIABILITY; CLAIMS.....................................................................11
         Section 9.1       No Consequential Damages.............................................................11
         Section 9.2       Warranty.............................................................................11
         Section 9.3       Limitation of Claims.................................................................11

ARTICLE X  DISPUTE RESOLUTION...................................................................................11

ARTICLE XI  GENERAL PROVISIONS..................................................................................12
         Section 11.1      Assignment...........................................................................12
         Section 11.2      Governing Law........................................................................12
         Section 11.3      Conflicting Agreements...............................................................12
         Section 11.4      Incorporation by Reference...........................................................12

                              JOINT SALES AGREEMENT

         THIS JOINT SALES AGREEMENT (this "AGREEMENT"), dated and effective as of October 4, 2000, by and among Cadence Design Systems, Inc., a Delaware corporation ("CADENCE") and Cadence Holdings, Inc., a Delaware corporation ("HOLDINGS" and, together with Cadence, the "CADENCE PARTIES"), on the one hand, and Tality, LP, a Delaware limited partnership (the "PARTNERSHIP"), and Tality Corporation, a Delaware corporation ("TALITY" and, together with the Partnership, the "TALITY PARTIES"), on the other hand. Capitalized terms used herein and not defined elsewhere herein shall have the meaning ascribed to them in Article I or in the Separation Agreement (as defined below).

                                    RECITALS

         WHEREAS, Holdings currently owns approximately 98% of the issued and outstanding shares of the capital stock of Tality;

         WHEREAS, Tality is the sole general partner of, and owns both a general and limited partnership interest in, the Partnership;

         WHEREAS, each of the Boards of Directors of Cadence, Tality and Holdings determined that it would be appropriate and desirable for Cadence to transfer (or cause to be transferred) to the Partnership, on behalf of Holdings, and for the Partnership to receive and assume, directly or indirectly, as a contribution from Holdings, certain assets and liabilities of Cadence associated with the Tality Business;

         WHEREAS, Cadence, Tality and Holdings are parties to that certain Master Separation Agreement, dated as of July 14, 2000, as amended or restated (the "SEPARATION AGREEMENT"), pursuant to which Cadence, Tality, Holdings and the Partnership have agreed, subject to certain conditions, to the legal separation of the Tality Business from Cadence's other businesses and to have the Partnership and its Subsidiaries own and operate the entire Tality Business; and

         WHEREAS, all conditions to the Separation have been satisfied or waived, and Cadence, Holdings, the Partnership and Tality now desire to execute and deliver this Agreement to set forth certain arrangements regarding the establishment of Cadence as a non-exclusive independent representative for the promotion of Tality Services in certain geographical territories and to identified Joint Target Accounts.

                                    AGREEMENT
         NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth below, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         For purposes of this Agreement, the following capitalized terms shall have the meanings assigned to them below:

         Section 1.1 "BOOKING" means a binding order for Tality Services.
A Booking occurs when an authorized Client representative executes an agreement to procure Tality Services. The booking amount will be determined by the then current booking policies of Tality.

         Section 1.2 "CADENCE ACCOUNT TEAM" means a team of Cadence sales persons with (i) a minimum of one (1) dedicated (i.e., full-time) Global Account Director and one (1) dedicated sales person, in the case of each Joint Target Account; (ii) a minimum of one (1) Territory Sales Manager and one (1) sales person, in the case of each other account.

         Section 1.3 "CLIENT" means a potential or existing purchaser of products or services provided by either or both of the Parties.

         Section 1.4 "CONFIDENTIAL INFORMATION" has the meaning set forth in the Master Confidentiality Agreement.

         Section 1.5 "DISTRICT MANAGER" means the Cadence manager responsible for a geographical region consisting of multiple Clients and whose responsibilities include selling Cadence's full product line into those Clients.

         Section 1.6 "JOINT TARGET ACCOUNT" means the Clients identified on EXHIBIT A.

         Section 1.7 "PARTY" means the Tality Parties, on the one hand, the Cadence Parties, on the other, and, in the plural, the Tality Parties together with the Cadence Parties.

         Section 1.8 "TALITY ACCOUNT TEAM" means one or more of the Partnership's sales persons whose responsibilities include selling the Partnership's full design service product line to a specific Client or into a geographic region.

         Section 1.9 "TALITY SERVICES" means the professional design services provided by the Partnership to Clients, including printed circuit board and integrated circuit design services targeted at the wireless, data communication and telecommunication, information appliance and consumer market.

         Section 1.10 "TARGET ACCOUNT MANAGER" means the Cadence target account manager responsible for the worldwide relationship with a single, specific Client and whose responsibilities include selling Cadence's full product line to that Client.

         Section 1.11 "TERRITORY" means a geographic region identified on EXHIBIT C.


                                   ARTICLE II

                           SCOPE OF REPRESENTATION AND
                 GENERAL MARKETING AND SALES SUPPORT OBLIGATIONS

         Section 2.1 APPOINTMENT. The Partnership hereby appoints Cadence as a non-exclusive independent representative and authorizes Cadence to promote Tality Services to Clients as specified in Articles III and IV.

         Section 2.2 INDEPENDENT CONTRACTORS. The relationship between the Parties established by this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed to create an agency relationship between the Parties or to allow Cadence to create or assume any obligation on behalf of the Tality Parties for any purpose whatsoever.

         Section 2.3 CADENCE'S DUTIES. Each Cadence Account Team member participating in the joint sales program established by this Agreement shall, within its account responsibility:

                   (a) Use reasonable commercial efforts to identify potential Clients for the Partnership and other members of the Tality Group, share information concerning the Clients, assist the Partnership and other members of the Tality Group in acquiring access and influence with Client, especially at executive levels, and promote Tality Services;

                   (b) Promptly report any sales opportunity and provide detail regarding such opportunities as the Partnership may reasonably request, including the Client's business objectives, organization, and competitive landscape;

                   (c) Pre-qualify Clients in accordance with the guidelines which the Partnership may provide from time to time;

                   (d) Maintain, during the term of this Agreement, and for at least three (3) years thereafter, accurate records of all Client contacts and copies of all Client correspondence relating to Cadence's performance of its obligations under this Agreement and allow the Partnership reasonable access to examine such records upon five (5) days' notice;

                   (e) Assist the Partnership in generating Bookings by using reasonable commercial efforts to leverage Cadence's relationships with the Client's representatives and knowledge of the Client's procurement process;

                   (f) Respond in a timely fashion to product and methodology services opportunities referred by the Partnership;

                   (g) Provide the Partnership with reasonable access to account knowledge and support systems, including such tools as the "Introspect" analysis tool;

                   (h) Each Cadence Account Team shall meet periodically with the corresponding Tality Account Team, at such frequency as the Parties may determine mutually, to (i) review the status of its Client and develop a plan to address areas of concern, if any, (ii) conduct joint project reviews, (iii) develop joint strategies for future business, beginning with, at the first such review(s), a joint initiative targeting the Parties' sales opportunities in the customer owned tooling ("COT") market;

                   (i) Cadence shall provide continued access to Cadence's sales development training materials and courses. The pricing and terms of any such training program shall be subject to terms as the Parties may subsequently agree;

                   (j) Cadence shall establish links, as appropriate, to the Partnership's web site as soon as practicable; and

                   (k) Cadence shall promote and advertise Tality Services. For this purpose, the Parties shall coordinate reasonably so that, for example, promotional or advertising campaigns featuring Tality Services are submitted to the Partnership for its review and approval prior to publication or use. Cadence must obtain written approval prior to use of the Tality name in promotional campaigns or advertising, such approval not to be unreasonably withheld or delayed.

         Section 2.4 DUTIES OF TALITY ACCOUNT TEAM MEMBERS. Each Tality Account Team member participating in the joint sales program established by this Agreement shall, within its account responsibility:

                  (a) Review each identified sales opportunity to determine whether the opportunity should be approved. Such approval is at the sole discretion of the Partnership;

                  (b) Assist Cadence Account Team members with joint sales activities and the promotion and representation of Tality Services, including providing Cadence with marketing and promotional information as Cadence may require;

                  (c) Recommend Cadence products to Clients where appropriate;

                  (d) Promptly respond to design services sales opportunities by identifying appropriate offerings of the Partnership and making them available to the Client in a timely and effective manner subject to the normal constraints of a services business;

                  (e) Each Tality Account Team shall meet periodically with the corresponding Cadence Account Team, at such frequency as the parties may determine mutually, to (i) review the status of its Client and develop a plan to address areas of concern, if any, (ii) conduct joint project reviews, (iii) develop joint strategies for future business, beginning with, at the first such review(s), a joint initiative targeting the Parties' sales opportunities in the COT market;

                  (f) The Partnership shall develop and implement a program to train Cadence Account Teams as Cadence may reasonably specify. The pricing and terms of any such training program shall be subject to terms as the Parties may subsequently agree;

                  (g) The Partnership shall maintain full responsibility for (i) design service project assessment and determination of project scope of work, generation and presentation of a written Statement of Work ("SOW") describing the services to be provided to the Client, (ii) execution of any and all agreements with the Client, (iii) providing Clients information related to the Partnership's business commitments, including budgetary proposals (also known as "YELLOW PADS"), Professional Service Agreements ("PSA's"), pricing, technical capabilities, and staffing capabilities, and (iv) addressing Client satisfaction, performance, and post-sales support issues; and

                  (f) The Partnership shall establish links, as appropriate, to Cadence's web site as soon as practicable.

         Section 2.5 JOINT ESCALATION PROCEDURE. The Parties shall establish a coordinated "escalation" procedure to promptly and efficiently direct complaints and inquiries received from Cadence Account Teams, Tality Account Teams or Clients and direct these inquiries to the appropriate Party at the appropriate managerial level.

         Section 2.6 JOINT SALES REVIEW. Not later than three (3) months prior to the first anniversary date of this Agreement, the Parties shall schedule and conduct a joint sales review for the purpose of determining the success of the first year of operation of this Agreement, areas where improvement is needed, sales performance against quotas, and whether and to what extent to adjust this Agreement.

         Section 2.7 ADMINISTRATION OF BOOKINGS AND PAYMENT OF COMMISSION. Commissions are payable on Bookings in accordance with Articles III and IV. Commission will not be earned or paid on "pass-through" items or services. Reconciliation of commissions owed by the Partnership to Cadence shall be completed by the sixtieth (60th) day of the quarter following that in which a Booking was made, and payment by the Partnership to Cadence shall be provided within thirty (30) days after reconciliation. The Partnership's then current Booking policies and commission payment policies shall apply to Bookings made by Cadence, including policies associated with (i) commissions on Bookings over $3,000,000; and (ii) treatment of previous Bookings that are cancelled, in whole or in part, or modified by a Client.

         Section 2.8 COSTS AND EXPENSES. Except as expressly provided herein or agreed to in writing by the Parties, each Party will pay all costs and expenses incurred in its performance of its obligations under this Agreement.

                                   ARTICLE III

                          JOINT TARGET ACCOUNT PROGRAM

         Section 3.1 SCOPE. The Parties believe there are a number of mutually strategic Clients that the Parties wish to pursue in a highly coordinated fashion. This Article III describes the terms associated with this cooperative effort.

         Section 3.2 IDENTIFICATION OF JOINT TARGET ACCOUNTS. Before the thirtieth (30th) day of each calendar year, Cadence and the Partnership shall mutually agree on accounts to be included in the Joint Target Account Program. At any time by mutual consent, Cadence and the Partnership may add or remove any of the Joint Target Accounts. Joint Target Accounts may be removed from the list by either Cadence or the Partnership before the thirtieth (30th) day of each calendar year without mutual consent. EXHIBIT A shall be modified and updated as appropriate to reflect the then current list of accounts included in the Joint Target Account Program.

         Section 3.3 PERFORMANCE AND PAYMENT. Cadence shall provide the sales organization and perform the marketing and sales scope as specified on EXHIBIT B and, in consideration for such performance, the Partnership shall pay amounts to Cadence, for commissions to the Cadence Account Team, for Bookings to Joint Target Accounts, where made subsequent to the date hereof and during the term hereof, as further specified in and in accordance with EXHIBIT B and EXHIBIT E. Neither Party may change the terms of EXHIBIT B or EXHIBIT E without the express written consent of the other Party.

         Section 3.4 ANNUAL REVIEW OF JOINT TARGET ACCOUNT PROGRAM. Before the thirtieth (30th) day of each calendar year, Cadence and the Partnership shall agree on key elements of the Joint Target Account Program including (i) modifications to the general operating model described in Article II; (ii) Cadence Account Team compensation structure and quota related to both Cadence product and service offerings and service offerings of the Partnership; (iii) Cadence Account Team coverage of Joint Target Accounts; (iv) resolution of any outstanding payments obligation of the Parties; and (v) changes to EXHIBIT A, EXHIBIT B and EXHIBIT E to reflect any agreed-upon revisions to the Joint Target Account Program for the next calendar year.

                                   ARTICLE IV

                            GEOGRAPHY CHANNEL PROGRAM

         Section 4.1 SCOPE. The Parties believe cooperative sales efforts targeted on non-Joint Target Accounts are mutually beneficial and wish to pursue these Clients in a coordinated fashion. This Article IV describes the terms associated with this cooperative effort.

         Section 4.2 NON-JOINT TARGET ACCOUNTS. Before the thirtieth
(30th) day of each calendar year, Cadence and the Partnership shall agree on Territories to be included in the Geography Channel Program. At any time by mutual consent, Cadence or the Partnership may add or remove any of the Territories. Territories may be removed from the list by either Cadence or the Partnership before the thirtieth (30th) day of each calendar year. EXHIBIT C shall be modified and updated as appropriate to reflect the then current list of Territories included in the Geography Channel Program.

         Section 4.3 PERFORMANCE AND PAYMENT. Cadence shall provide the sales organization and perform the marketing and sales services as specified in EXHIBIT D and, in consideration for such performance, the Partnership shall pay amounts to Cadence, for commissions to the Cadence Account Team, for Bookings to non-Joint Target Accounts, where made after the date hereof and during the term hereof, as further specified in and in accordance with EXHIBIT D and EXHIBIT F. Neither Party may change the terms of EXHIBIT D or EXHIBIT F without the express written consent of the other Party.

         Section 4.4 ANNUAL REVIEW OF GEOGRAPHY CHANNEL PROGRAM. Before the thirtieth (30th) day of each calendar year, Cadence and the Partnership shall agree on key elements of the Geography Channel Program, including (i) modifications to the general operating model described in Article II; (ii) Cadence Account Team compensation structure and quota related to both Cadence product and service offerings and Tality service offerings; (iii) Cadence Account Team coverage of Territories; (iv) resolution of any outstanding payments obligations of the Parties; and (v) changes to EXHIBIT C, EXHIBIT D and EXHIBIT F to reflect any agreed-upon revisions to the Geography Channel Program for the next calendar year.

                                    ARTICLE V

                              TERM AND TERMINATION

         Section 5.1 INITIAL TERM AND RENEWAL. The initial term of this Agreement will commence on the date hereof and, subject to Sections 5.2 and 5.3 terminate at the end of the Partnership's fiscal year 2001 (the "INITIAL TERM"). At the expiration of the Initial Term, this Agreement will automatically expire unless the Parties agree in writing to renew this Agreement for an additional fixed term prior to such automatic expiration.

         Section 5.2 TERMINATION FOR CAUSE. Either Party may terminate this Agreement upon an Event of Default as defined in Section 5.6.

         Section 5.3 TERMINATION FOR INSOLVENCY. Either Party may terminate this Agreement immediately, upon written notice, (i) upon the institution by or against the other Party of insolvency, receivership or bankruptcy proceedings or any other proceedings for the settlement of the other's debts, (ii) upon the other Party's (except for Holdings') making an assignment for the benefit of creditors or (iii) upon the other Party's (except for Holdings') dissolution or ceasing to conduct business in the normal course.

         Section 5.4 RETURN OF MATERIALS. All of the Partnership's
Confidential Information, data, literature, and sales aids of every kind shall remain the property of the Partnership. Within thirty (30) days after the termination of this Agreement, Cadence shall destroy or return all such items as the Partnership may direct at the Partnership's expense.

         Section 5.5 SURVIVAL OF CERTAIN TERMS. The provisions of this
Article V, Sections 3.3 of Article III and 4.3 of Article IV, Article VI,
Article VII, Article VIII, Article X and Article XI shall survive the termination of this Agreement for any reason. All other rights and obligations of the parties shall cease upon termination of this Agreement.

         Section 5.6 EVENTS OF DEFAULT. An "EVENT OF DEFAULT"occurs if either Party breaches any material provision of this Agreement and fails to correct such breach within thirty (30) days after its receipt of written notice thereof. Events constituting a "material breach" shall include the Partnership's failure to pay when due all or any portion of any amounts payable hereunder.

                                   ARTICLE VI

                                 CONFIDENTIALITY

         Section 6.1 MASTER CONFIDENTIALITY AGREEMENT. With respect to the performance of this Agreement, the Parties agree that they are bound by the terms of the Master Confidentiality Agreement and, in accordance therewith, each Party acknowledges and agrees that, through their relationship, they may obtain Confidential Information of the other Party, which value would be impaired if such information were disclosed to third parties.

         Section 6.2 CLIENT'S CONFIDENTIAL INFORMATION. Neither Party shall be under any obligation to disclose confidential Client information to the other Party without the Client's written consent. The Parties shall use all commercially reasonable efforts to obtain such consent from a Client where disclosure of such Client's confidential information appears reasonably necessary to fulfill the purposes of this Agreement. If either Party discloses confidential Client information to the other Party without notifying the other Party in writing that such information is confidential, the disclosing Party shall defend and indemnify the other Party for any third party liability arising from such disclosure.

                                   ARTICLE VII

                              CONFLICTS OF INTEREST

         Cadence shall not agree to formally represent, or promote for sale the products or services of, any other Person that engages in the Tality Business without first notifying the Partnership and receiving its written consent. Notwithstanding the foregoing, nothing in this Article VII shall restrict Cadence from selling EDA Tools or methodology services to any Client.

                                  ARTICLE VIII

                                   TRADEMARKS

         Neither Party may use the trademarks, trade names, logos, designations or copyrights of the other Party, except where prior written authorization has been obtained. Neither Party, at any time during or after this Agreement, shall assert or claim any interest in, or do anything that may adversely affect the validity or enforceability of, any trademark, trade name, logo, designation or copyright of the other Party, and each Party acknowledges that nothing in this Agreement shall give either Party any right, title or interest in any trademarks, trade names, logos, designations, copyrights and other proprietary rights in or associated with the products or services of the other Party.

                                   ARTICLE IX

                         LIMITATION OF LIABILITY; CLAIMS

         Section 9.1 NO CONSEQUENTIAL DAMAGES. NONE OF THE PARTIES OR OTHER MEMBERS OF THE CADENCE GROUP OR TALITY GROUP, AS THE CASE MAY BE, SHALL BE LIABLE TO THE OTHER FOR ANY LOST PROFITS, LOSS OF DATA, LOSS OF USE, COST OF COVER, BUSINESS INTERRUPTION OR OTHER SPECIAL, INCIDENTAL, INDIRECT, PUNITIVE OR CONSEQUENTIAL DAMAGES, HOWEVER CAUSED, UNDER ANY THEORY OF LIABILITY, ARISING FROM THE PERFORMANCE OF, OR RELATING TO, THIS AGREEMENT.

         Section 9.2 WARRANTY. Tality Services to be marketed and sold pursuant to this Agreement shall be subject to the standard warranty policies and practices of the Partnership applicable at the time of sale, unless the Parties otherwise agree in writing. THE PARTIES MAKE NO WARRANTY TO EACH OTHER, OR TO OR FOR THE BENEFIT OF ANY CLIENT, with respect to any software, services or products to be sold hereunder; and no warranty of any kind, whether written, oral, implied or statutory, AND NO WARRANTIES OF MERCHANTABILITY or FITNESS FOR A PARTICULAR PURPOSE, non-infringement or arising from course of dealing or usage of trade, shall apply to any of such software, service or products.

         Section 9.3 LIMITATION OF CLAIMS. No action, regardless of form, arising out of the rights or obligations set forth in this Agreement, may be brought by either Party more than one (1) year after the cause of action has accrued, except that an action for non-payment by the Partnership of any amount due Cadence may be brought within one (1) year after the date of last payment.


                                    ARTICLE X

                               DISPUTE RESOLUTION

         The Parties shall attempt in good faith to resolve any dispute, controversy or claim (a "DISPUTE") arising in connection with this Agreement informally according to the following procedure. Upon written request of a Party identifying a Dispute to be resolved, each Party will designate a management representative with the responsibility and authority to resolve the Dispute. The designated management representatives shall meet preliminarily within fifteen
(15) days after the request is received from the requesting Party. At this first meeting, the designated management representatives shall identify the scope of the Dispute and the information needed to discuss and attempt to resolve the Dispute. These management representatives shall then gather relevant information regarding the Dispute and shall meet to discuss the issues and negotiate in good faith to resolve the Dispute. Such second meeting shall occur within fifteen (15) days after the first meeting. If no resolution is reached following such second meeting, the designated management representatives from each Party shall meet again within fifteen (15) days and negotiate in good faith to resolve the Dispute. Should the designated executives be unable to produce a resolution, such continuing Dispute shall be resolved in accordance with Section 4.4 of the Separation Agreement.

                                   ARTICLE XI

                               GENERAL PROVISIONS

         Section 11.1 ASSIGNMENT. Neither party may assign this Agreement or any of its rights or obligations hereunder, without the prior written consent of the other party (except in connection with a merger, consolidation or sale of all or substantially all of the party's assets), and any such attempted assignment in violation hereof shall be void.

         Section 11.2 GOVERNING LAW. This Agreement shall be construed in accordance with and all Disputes hereunder shall be governed by the laws of the State of California, excluding its conflict of law rules. The Superior Court of Santa Clara County and/or the United States District Court for the Northern District of California shall have jurisdiction and venue over all Disputes between the parties that are permitted to be brought in a court of law pursuant to Section 4.4 of the Separation Agreement.

         Section 11.3 CONFLICTING AGREEMENTS. In the event of any irreconcilable conflict between this Agreement and the Separation Agreement, any other Ancillary Agreement or other agreement executed in connection herewith or therewith, the provisions of such other agreement shall prevail to the extent that they specifically address the subject matter of the conflict.

         Section 11.4 INCORPORATION BY REFERENCE. Section 4.4 (subject to
Article X hereof) and all of the provisions of Article V (except for Sections
5.3 and 5.13 thereof) of the Separation Agreement are incorporated into and made a part of this Agreement, as if fully set forth herein.

         WHEREFORE, the parties have executed and delivered this Agreement effective as of the date first set forth above.

CADENCE DESIGN SYSTEMS, INC.                 TALITY, LP

By:   /s/ R. L. Smith McKeithen              By:  TALITY CORPORATION,
   ------------------------------                  AS GENERAL PARTNER
Name: R. L. Smith McKeithen                     By: /s/ Duane W. Bell
Title: Senior Vice President and                   ----------------------------
General Counsel                                 Name:   Duane W. Bell
                                                Title:  Senior Vice President,
                                                        Chief Financial Officer

CADENCE HOLDINGS, INC.                       TALITY CORPORATION

By:     /s/ R.L. Smith McKeithen             By:      /s/ Duane W. Bell
   ------------------------------               -------------------------------
Name: R.L. Smith McKeithen                   Name:    Duane W. Bell
Title: Secretary                             Title:   Senior Vice President,
                                                      Chief Financial Officer